SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20547



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): July 26, 1999


                            THE SERVICEMASTER COMPANY
           (Exact name of registrant as specified in its certificate)

                             Commission File Number:



Delaware                     One ServiceMaster Way             36-3858106
                            Downers Grove, IL 60515

(State or other jurisdiction        (Address of              (I.R.S. Employer
of incorporation or organization)   executive office)        Identification No.)




Registrant's telephone number, including area code: (630) 271-1300

Item 5.     Other Events

Issuance of News Releases Regarding Results of Second Quarter 1999 and First Six Months of 1999 Operations and Election of Bill Pollard as Chief Executive Officer.


The ServiceMaster Company ("ServiceMaster") announced the election of C. William Pollard as Chief Executive Officer effective October 1, 1999 through a news release date July 26, 1999. A copy of this news release is attached to and made a part of this Form 8-K.

ServiceMaster also announced the results of operations for the second quarter and the first six months of 1999 through a news release dated July 26, 1999. A copy of this news release with financial statements annexed thereto is attached to and made a part of this Form 8-K.

Item 7.       Financial Statements and Exhibits

                  Financial Statements:

1. Condensed Consolidated Balance sheets of The ServiceMaster Company as of June 30, 1999 and December 31, 1998 and Condensed Consolidated Statements of Cash Flows of The ServiceMaster Company for the six months ended June 30, 1999 and 1998. (Attached to Exhibit 2).

2. Consolidated Statements of Income of The ServiceMaster Company for the three months ended June 30, 1999 and 1998 and the six months ended June 30, 1999 and 1998. (Attached to Exhibit 2).

                  Exhibits:

                  1. News Release dated July 26, 1999 regarding election of C. William Pollard as Chief Executive Officer

                  2. News Release dated July 26, 1999 regarding results of operations for the second quarter of 1999.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    THE SERVICEMASTER COMPANY
                                    (Registrant)

                                    By:      /s/ Vernon T. Squires
                                    -----------------------------------------
                                                 Vernon T. Squires
                                    Sr. Vice President and General Counsel

                                            EXHIBIT 1
                                            For  further  information   contact:
                                            Claire Buchan,VP Comm, (630)271-2150
                                            Bruce Duncan,  VP IR,  (630)271-2187
                                            Steve  Preston,  CFO,  (630)271-2637


FOR IMMEDIATE RELEASE
July 26, 1999

            SERVICEMASTER NAMES BILL POLLARD CHIEF EXECUTIVE OFFICER

         DOWNERS GROVE, Illinois -- ServiceMaster (NYSE:SVM) today announced that its Board of Directors has elected C. William Pollard, 61, as Chief Executive Officer, effective October 1, 1999. Pollard will continue to serve as Chairman of the ServiceMaster Board of Directors. Carlos Cantu, 65, current President and Chief Executive Officer, will retire from active management on October 1, 1999, but will continue as a member of the Board of Directors and its executive committee.

         Pollard joined ServiceMaster in 1977 and served as the Company's Chief Executive Officer from 1983-1993. He has served as Chairman of the Board since 1990. Since he joined ServiceMaster, the Company has grown from $234 million in customer level revenues to $6.4 billion. During Pollard's first tenure as CEO, he led the Company's entry into Consumer Services through the acquisitions of Terminix, TruGreen, ChemLawn, American Home Shield, and Merry Maids. Consumer Services now represents approximately 85 percent of ServiceMaster operating income. During Pollard's CEO tenure, ServiceMaster earnings per share tripled.

         "Bill has the vision and experience that make him the ideal person to lead ServiceMaster into the 21st century," Cantu said. "The work of the Selection Committee has been completed and our Board of Directors has determined that Bill's knowledge of the business, our people and our culture would provide continuity of leadership and would position the Company to take advantage of growth opportunities. Over the past 12 years, Bill and I have served as partners in building this business and I am delighted that he has agreed to reassume the role of CEO of our Company."

         Pollard said, "I look forward to this opportunity of leadership and service. ServiceMaster has become a way of life for me. As a result of Carlos' leadership, we have strong market positions and accelerated growth in our major service lines. Since he became CEO, profitability and total return have both been in excess of 20 percent on an annual compounded basis. He has inspired the people of ServiceMaster to build one of the world's most respected companies and one of the nation's most powerful service delivery networks. I'm excited about once again joining hands with this great team of people and working closely with Phil Rooney, our Chief Operating Officer, Steve Preston, our Chief Financial Officer, and the other members of the senior management team."

         Prior to joining ServiceMaster, Pollard was a faculty member and a Vice President at Wheaton College from 1972 to 1977. From 1963 to 1972, he practiced law, specializing in corporate finance and tax. Pollard received his bachelor of arts degree from Wheaton College and his law degree from

Northwestern University School of Law. Bill and his wife Judy have been married for 40 years. They have four children and 12 grandchildren.

         In addition to his work at ServiceMaster, Pollard serves as a director of Herman Miller, Inc. and UnumProvident Corporation. He is also a director of a number of education, religious and not-for-profit organizations, including Wheaton College, The Drucker Foundation, and The Billy Graham Evangelical Association, and he is actively involved in teaching and speaking on subjects related to management and ethics. Pollard is the author of the best selling book The Soul of the Firm.

         ServiceMaster provides outsourcing services to more than 10.5 million customers in the United States and in 41 countries around the world, with annual customer level revenue of $6.4 billion. The core service capabilities of the Company include lawn care and landscaping, termite and pest control, plumbing, heating and air conditioning maintenance and repair, appliance maintenance and repair, cleaning, plant maintenance and supportive management.

         These services are provided through a network of over 5,800 company-owned and franchised service centers and business units, operating under leading brands which include TruGreen-ChemLawn, TruGreen-LandCare, Terminix, American Home Shield, Rescue Rooter, American Residential Services, ServiceMaster Residential and Commercial Services, Merry Maids, AmeriSpec, Furniture Medic and ServiceMaster Management Services.

         In accordance with the Private Securities Litigation Reform Act of 1995, the Company notes that statements that look forward in time, which include everything other than historical information, involve risks and uncertainties that may affect the Company's actual results of operations. Factors which could cause actual results to differ materially include the following (among others): weather conditions adverse to certain of the Company's Consumer and Commercial Services businesses, the entry of additional competitors in any of the markets served by the Company, labor shortages, consolidation of hospitals in the healthcare market, the condition of the U.S. economy, the inability of key suppliers to achieve timely Y2K compliance in their delivery systems or the inability of the Company to make its own systems Y2K compliant, and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission.
                                      -30-

                                            EXHIBIT 2
                                            For  further  information   contact:
                                            Claire Buchan,VP Comm, (630)271-2150
                                            Bruce Duncan,  VP IR,  (630)271-2187
                                            Steve  Preston, CFO,   (630)271-2637


FOR IMMEDIATE RELEASE
July 26, 1999

                  SERVICEMASTER REPORTS SECOND QUARTER RESULTS

                  DOWNERS GROVE, Illinois -- ServiceMaster (NYSE:SVM) today reported record second quarter revenues of $1.5 billion, up 23 percent over the second quarter ended June 30, 1998, reflecting strong growth from both base operations and acquisitions. Net income before non-recurring unusual items was $69 million, up 23 percent over second quarter 1998. Earnings per share before non-recurring items increased 16 percent to $.22. During the quarter, the Company realized an after-tax gain of $30 million, relating primarily to the sale of its Premier Automotive business, and recorded a one-time after-tax charge of $81 million, relating to its Diversified Health Services business. These items reduced net income from ongoing operations by $51 million. As a result, the Company reported net income of $18 million, with earnings per share of $.06.

         For the six months, revenue increased 19 percent to $2.7 billion. Net income before the non-recurring items rose 22 percent to $105 million, with earnings per share increasing 17 percent to $.34. Reported net income after non-recurring items was $54 million, with earnings per share of $.17.

         In the prior quarter, the Company announced that it was undertaking a strategic review and assessment of its Diversified Health Services business, in light of changes in government policy and the resulting financial difficulties of a number of its customers. Diversified Health Services provides general management services for long-term care facilities and also a number of ancillary services, including rehabilitation, medical supplies, pharmacy, and design and build services. In addition, the Company has supported certain customers through credit arrangements. The Company has evaluated this business and the credit risks involved, and has determined to reduce substantially the scope of services offered, including ancillary services, and eliminate all future credit extension agreements. As a result, there will be an after-tax special charge of $30 million relating to customer receivables, loans, other investments and costs, and the wind-down of ancillary services. There also will be an after-tax charge of $51 million for the write-down of goodwill relating to these businesses.

         "As a result of the fundamental changes in government policies, the markets served and the services offered by Diversified Health Services have financial and collection risks that are greater than we will continue to absorb. We will reduce our ancillary service offering and limit our general management services to those customers that have strong financial positions. In light of this substantial reduction of the business, we believe it is appropriate to write-down goodwill relating to this business unit. Only $12 million of the total charges will result in cash payments, while the sale of businesses, primarily of Premier, will generate after-tax cash proceeds in excess of $50 million. Following these actions, the ServiceMaster businesses which are directly dependent on government reimbursement will represent approximately one percent of the Company's total business," said ServiceMaster President and Chief Executive Officer Carlos H. Cantu.

         "These actions reflect our continued focus on applying resources to our core service capabilities. Consumer and Commercial Services had a strong second quarter and now represents 85 percent of our operating income. We continue to be very optimistic about the future growth of this major segment of the business. While the Management Services segment did not achieve the same growth, it continues to be a major contributor to our cash position and our return on capital," Cantu said.

         The Consumer and Commercial Services segment achieved revenues of $911 million as strong growth in base operations and new businesses contributed to 57 percent growth. Operating income rose 38 percent to $126 million. TruGreen-ChemLawn reported solid revenue and profit growth, bolstered by strong momentum in the commercial landscape operations. At Terminix, excellent revenue and profit growth resulted from increases in termite completions and renewals, improved branch efficiencies and successful integration of acquisitions.
American Home Shield achieved double-digit growth in revenue and profits, reflecting increases in warranty contracts sold across all channels of distribution. The combined Rescue Rooter and American Residential Services operations posted strong growth, with continued productivity improvements in the plumbing operation and good initial results from the combination of the
businesses.         Strong      revenue         and      profit     gains     at

ServiceMaster Residential and Commercial Services and Merry Maids were supported by increases in license sales, enhanced marketing initiatives and the ongoing success of company-owned branches.

         Management Services posted revenue from continuing operations of $468 million, up two percent. Strong sales in the Education and Business & Industry markets offset the impact of a decline in Healthcare revenues. Operating income from continuing operations improved six percent to $17 million, reflecting strong overhead controls.

         ServiceMaster provides outsourcing services to more than 10.5 million customers in the United States and in 41 countries around the world, with annual customer level revenue of $6.4 billion. The core service capabilities of the Company include lawn care and landscaping, termite and pest control, plumbing, heating and air conditioning maintenance and repair, appliance maintenance and repair, cleaning, plant maintenance and supportive management.

         These services are provided through a network of over 5,800 company-owned and franchised service centers and business units, operating under leading brands which include TruGreen-ChemLawn, TruGreen-LandCare, Terminix, American Home Shield, Rescue Rooter, American Residential Services, ServiceMaster Residential and Commercial Services, Merry Maids, AmeriSpec, Furniture Medic and ServiceMaster Management Services.

         In accordance with the Private Securities Litigation Reform Act of 1995, the Company notes that statements that look forward in time, which include everything other than historical information, involve risks and uncertainties that may affect the Company's actual results of operations. Factors which could cause actual results to differ materially include the following

(among others):weather conditions adverse to certain of the Company's Consumer and Commercial Services businesses, the entry of additional competitors in any of the markets served by the Company, labor shortages, consolidation of hospitals in the healthcare market, the condition of the U.S. economy, the inability of key suppliers to achieve timely Y2K compliance in their delivery systems or the inability of the Company to make its own systems Y2K compliant, and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission.

THE SERVICEMASTER COMPANY
Condensed Consolidated Balance Sheets                                                                  As of
(In thousands)                                                                            June 30,               December 31,
                                                                                            1999                     1998
                                                                                       -------------            --------------
Assets
Current Assets:
    Cash and cash equivalents                                                           $    53,934               $    66,400
    Marketable securities                                                                    55,713                    54,022
    Receivables, net of allowances                                                          575,120                   372,375
    Inventories and other current assets                                                    299,817                   177,405
                                                                                       -------------             -------------
       Total current assets                                                                 984,584                   670,202
                                                                                       -------------             -------------
Intangible assets, primarily trade names and goodwill,net of accumulated amortization     2,370,531                 1,884,002
Property and equipment, net of accumulated depreciation                                     309,647                   212,160
Notes receivable, long-term securities, and other assets                                    144,417                   148,487
                                                                                       -------------             -------------
       Total assets                                                                     $ 3,809,179               $ 2,914,851
                                                                                       =============             =============

Liabilities and Equity
Current liabilities                                                                     $   845,811               $   753,697
Long-term debt                                                                            1,644,961                 1,076,167
Other long-term obligations                                                                 125,043                   128,501
Shareholders' equity                                                                      1,193,364                   956,486
                                                                                       -------------             -------------
       Total liabilities and shareholders' equity                                       $ 3,809,179               $ 2,914,851
                                                                                       =============             =============


                                                                                                  Six Months Ended
Condensed Consolidated Statements of Cash Flows                                                        June 30,
(In thousands)                                                                              1999                      1998
                                                                                       -------------             -------------
Cash and Cash Equivalents at January 1                                                  $    66,400               $    64,876

Cash Flows from Operations:

Net Income                                                                                   53,644                    85,674
Adjustments to reconcile net income to net cash flows from operations:
    Depreciation and amortization                                                            55,305                    47,916
    Non-recurring items, net                                                                 51,300                       ---
    Deferred 1998 tax payment                                                               (78,478)                      ---
    Change in working capital, net of acquisitions                                          (52,017)                  (26,996)
    Other, net                                                                               (1,948)                      779
                                                                                       ------------              ------------
Net Cash Provided from Operations                                                            27,806                   107,373
                                                                                       ------------              ------------

Memo: Net Cash Provided from Operations Excluding 1998 Tax Payment                          106,284

Cash Flows from Investing Activities:
    Property additions                                                                      (50,203)                  (40,241)
    Sale of equipment and other assets                                                        2,861                     2,814
    Business acquisitions, net of cash acquired                                            (419,034)                 (144,053)
    Proceeds from sale of businesses                                                         68,260                       ---
    Notes receivable and financial investments                                              (16,606)                   (2,657)
    Net purchases of investment securities                                                   (6,577)                   (2,133)
    Payments to sellers of acquired businesses                                               (6,506)                   (5,130)
                                                                                       ------------              ------------
Net Cash Used for Investing Activities                                                     (427,805)                 (191,400)
                                                                                       ------------              ------------
Cash Flows from Financing Activities:
    Borrowings, net                                                                         666,639                   185,571
    Payment of borrowings and other obligations                                            (223,936)                 (293,632)
    Shareholders' dividends                                                                 (54,985)                  (34,718)
    Purchase of ServiceMaster stock                                                         (12,354)                   (4,019)
    Proceeds from employee share plans                                                       11,669                     5,877
    Proceeds from stock offering                                                                -                     209,391
    Other                                                                                       500                     3,005
                                                                                       ------------              ------------
Net Cash Provided from Financing Activities                                                 387,533                    71,475
                                                                                       ------------              ------------
Cash Decrease during the Period                                                             (12,466)                  (12,552)
                                                                                       ------------              ------------
Cash and Cash Equivalents at June 30                                                    $    53,934               $    52,324
                                                                                       ============              ============



THE SERVICEMASTER COMPANY
Consolidated Statements of Income
(In thousands, except per share data)
                                                             Three Months Ended                          Six Months Ended
                                                                  June 30,                                   June 30,
                                                          1999                  1998                 1999                  1998
                                                     ------------          ------------         ------------          ------------
Operating Revenue                                     $ 1,537,074           $ 1,244,627          $ 2,652,136           $ 2,226,415

Operating Costs and Expenses:
Cost of services rendered and products sold             1,168,837               951,366            2,068,652             1,746,163
Selling and administrative expenses                       226,098               179,466              362,717               296,684
Other, net                                                 85,500                   ---               85,500                   ---
                                                     ------------          ------------         ------------          -------------
Total operating costs and expenses                      1,480,435             1,130,832            2,516,869             2,042,847
                                                     ------------          ------------         ------------          -------------

Operating Income                                           56,639               113,795              135,267               183,568

Non-operating Expense (Income):
Interest expense                                           28,890                24,545               50,838                48,640
Interest and investment income                             (5,649)               (5,389)              (9,270)               (8,824)
                                                     ------------          ------------         ------------          -------------
Income before Income Taxes                                 33,398                94,639               93,699               143,752
Provision for income taxes                                 15,363                38,235               40,055                58,078
                                                     ------------          ------------         ------------          -------------
Net Income                                            $    18,035           $    56,404          $    53,644           $    85,674
                                                     ============          ============         ============          =============

Per Share :
    Basic                                                  $ 0.06                $ 0.20               $ 0.18                $ 0.30
                                                           =======               =======              =======               =======
    Diluted                                                $ 0.06                $ 0.19               $ 0.17                $ 0.29
                                                           =======               =======              =======               =======

Number of Shares :
    Basic                                                 310,431               286,778              305,047               283,001
    Diluted                                               318,179               296,441              313,099               292,610


Dividends Per Share                                        $ 0.09                $ 0.08               $ 0.18                $ 0.16
                                                           =======               =======              =======               =======

Price Range Per Share                         $20 15/16 - 17 5/16    $25 1/2 - 17 15/16        $22 - 17 5/16      $25 1/2 - 16 1/2


In the second quarter of 1999, the Company realized an after-tax gain of $30 million ($50.1 million pretax) relating to the sales of its Premier automotive business and its remaining 15% interest in ServiceMaster Energy Management, and recorded a one-time after-tax charge of $81 million ($135.6 million pretax) relating to its Diversified Health Services business. Excluding the impact of these items, net income and earnings per share were as follows:

                                                            Three Months Ended                          Six Months Ended
                                                                 June 30,                                   June 30,
                                                         1999                  1998                 1999                  1998
                                                      ---------             ---------            ---------             ---------
        Net Income before non-recurring items, net    $ 69,335              $ 56,404             $ 104,944             $ 85,674
        Per Share before non-recurring items, net:
                         Basic                          $ 0.22                $ 0.20                $ 0.34               $ 0.30
                                                        =======               =======               =======              =======
                         Diluted                        $ 0.22                $ 0.19                $ 0.34               $ 0.29
                                                        =======               =======               =======              =======


Notes:

 1. The consolidated financial statements include all adjustments which, in the opinion of management, are necessary for a fair presentation of the results for the periods indicated. Certain amounts from prior periods have been reclassified to conform with the current presentation. It is suggested that these consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest Annual Report to shareholders.

 2. Results from any interim period are not necessarily indicative of results which might be obtained for a full year.

 3. On July 28, 1998, the Board of Directors of the Company declared a three-for-two share split effective August 26, 1998, for shareholders of record on August 12, 1998. All share and per share data have been restated for all periods presented to reflect the three-for-two share split.

 4. The Company files a report, Form 10-Q, with the Securities and Exchange Commission. After August 13, 1999, a copy of this report can be obtained by writing the Secretary of the Company at One ServiceMaster Way, Downers Grove, Illinois 60515.


    In accordance with the Private Securities Litigation Reform Act of 1995, the Company notes that statements that look forward in time, which include everything other than historical information, involves risks and uncertainties that may affect the Company's actual results of operations. Factors which could cause actual results to differ materially include the following (among others): weather conditions adverse to certain of the Company's Consumer and Commercial Services businesses, labor shortages, the entry of additional competitors in any of the markets served by the Company, consolidation of hospitals in the healthcare market, the condition of the U.S. economy, the inability of key suppliers to achieve timely Y2K compliance in their delivery systems or the inability of the Company to make its own systems Y2K compliant, and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission.